UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 14, 2005

Commission file number: 0-16946

LabOne, Inc.

10101 Renner Blvd.

Lenexa, Kansas 66219

(913) 888-1770

Incorporated in Missouri

I.R.S. Employer Identification Number: 43-1039532

Item 1.01.  Entry Into a Material Definitive Agreement

On January 14, 2005, the Executive Compensation Committee of the LabOne, Inc. Board of Directors approved the Company's 2005 Management Incentive Compensation Program. A summary of the 2005 Management Incentive Compensation Program is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits

10.1 LabOne, Inc. 2005 Management Incentive Compensation Program

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 LabOne, Inc.

Date: January 20, 2005	By /s/ Joseph C. Benage Joseph C. Benage Executive V.P. and General Counsel